Exhibit 99
FOR IMMEDIATE RELEASE
September 25, 2024
Cintas Corporation Announces
Fiscal 2025 First Quarter Results

CINCINNATI, September 25, 2024 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2025 first quarter ended August 31, 2024. Revenue for the first quarter of fiscal 2025 was $2.50 billion compared to $2.34 billion in last year’s first quarter. First quarter revenue growth was 6.8%, which was negatively impacted by one less workday in the first quarter of fiscal 2025 compared to the first quarter of fiscal 2024. On a same workday basis, first quarter revenue growth was 8.4%. The organic revenue growth rate for the first quarter of fiscal 2025, which adjusts for the impacts of acquisitions, foreign currency exchange rate fluctuations and differences in the number of workdays, was 8.0%.

Gross margin for the first quarter of fiscal 2025 was $1.25 billion compared to $1.14 billion in last year’s first quarter, an increase of 9.7%. Gross margin as a percentage of revenue was 50.1% for the first quarter of fiscal 2025 compared to 48.7% in last year's first quarter, an increase of 140 basis points. Energy expenses comprised of gasoline, natural gas and electricity were 20 basis points lower for the first quarter of fiscal 2025 compared to last year's first quarter.

Operating income for the first quarter of fiscal 2025 increased 12.1% to $561.0 million compared to $500.6 million in last year's first quarter. Operating income as a percentage of revenue was 22.4% in the first quarter of fiscal 2025 compared to 21.4% in last year's first quarter.

Net income was $452.0 million for the first quarter of fiscal 2025 compared to $385.1 million in last year's first quarter, an increase of 17.4%. The first quarter of fiscal 2025 effective tax rate was 15.8% compared to 19.2% in last year's first quarter. The tax rates in both quarters were impacted by certain discrete items, primarily the tax accounting impact for stock-based compensation. First quarter of fiscal 2025 diluted earnings per share (EPS) was $1.10 compared to $0.93 in last year's first quarter, an increase of 18.3%. The diluted EPS in each period is reflective of the impact of the four-for-one split of Cintas' common stock on September 11, 2024.

Cash flow from operating activities was $466.7 million for the first quarter of fiscal 2025 compared to $336.9 million in the first quarter of fiscal 2024, an increase of 38.5%. During the first quarter of fiscal 2025, Cintas purchased shares of Cintas common stock for a total purchase price of $473.6 million. Cintas increased its quarterly dividend per share of common stock by 15.6%, which resulted in an aggregate quarterly cash dividend payment on September 3, 2024 of $157.9 million to shareholders.

Todd M. Schneider, Cintas' President and Chief Executive Officer, stated, “Our first quarter fiscal 2025 results reflect the strength and breadth of Cintas’ value proposition for businesses of all types and stellar execution by our employee-partners. Cintas delivered revenue and earnings growth, continued margin expansion and strong cash generation, all of which enabled our balanced approach to capital allocation. Alongside returning capital to shareholders through our 41st consecutive annual dividend increase and significant share repurchase activity in the quarter, Cintas continued to reinvest in our customers and our employee-partners to ensure we are best positioned to deliver long-term value for our shareholders.”

Mr. Schneider concluded, "We are increasing our full fiscal year financial guidance. We are raising our annual revenue expectations from a range of $10.16 billion to $10.31 billion to a range of $10.22 billion to $10.32 billion and increasing our diluted EPS guidance from a range of $4.06 to $4.19 to a range of $4.17 to $4.25. Our raised fiscal 2025 outlook reflects the continued momentum we see across the business and the exceptional dedication of our employee-partners in helping our customers meet their image, safety, cleanliness and compliance needs. I look forward to another successful fiscal year.”

Please keep in mind there are two fewer workdays in fiscal 2025 compared to fiscal 2024. The following table helps illustrate the impact of two fewer workdays:

		Initial Guidance Fiscal 2025				Updated Guidance Fiscal 2025
(in millions)	Fiscal 2024	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024

	A	B	E	H	I	L	M	P	Q
Total revenue	$9,596.6	$10,160.0	5.9%	$10,310.0	7.4%	$10,220.0	6.5%	$10,320.0	7.5%
			E=(B-A)/A		I=(H-A)/A		M=(L-A)/A		Q=(P-A)/A
	C	D		D		D		D
Workdays in the period	262	260		260		260		260

	A	F	G	J	K	N	O	R	S
Workday adjusted revenue	$9,596.6	$10,238.2	6.7%	$10,389.3	8.3%	$10,298.6	7.3%	$10,399.4	8.4%
		F=(B/D)*C	E=(F-A)/A	F=(H/D)*C	K=(J-A)/A	N=(L/D)*C	O=(N-A)/A	R=(P/D)*C	S=(R-A)/A

Acquisition impact			(0.3)%		(0.3)%		(0.3)%		(0.3)%

Organic revenue growth			6.4%		8.0%		7.0%		8.1%

Please note the following regarding the total revenue guidance:
•Guidance does not assume any future acquisitions.
•Guidance assumes a constant foreign currency exchange rate.

For fiscal 2025, we are raising our diluted EPS expectations from a range of $4.06 to $4.19, after giving effect to the four-for-one stock split of Cintas' common stock on September 11, 2024, to a range of $4.17 to $4.25.

		Initial Guidance Fiscal 2025				Updated Guidance Fiscal 2025
	Fiscal 2024 (1)	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024	Low end of Range	Growth vs. 2024	High end of Range	Growth vs. 2024

Diluted EPS	$3.79	$4.06	7.1%	$4.19	10.6%	$4.17	10.0%	$4.25	12.1%

(1)     Fiscal 2024 diluted EPS reflects the four-for-one split of Cintas' common stock on September 11, 2024.

Please note the following regarding diluted EPS guidance:
•Fiscal year 2025 interest, net is expected to be approximately $101.0 million compared to $95.0 million in fiscal year 2024, predominately as a result of higher variable rate debt used to complete a portion of the previously mentioned share buybacks. This may change as a result of future share buybacks or acquisition activity.
•Fiscal year 2025 effective tax rate is expected to be 20.4%, the same compared to fiscal year 2024.
•Our diluted EPS guidance includes no future share buybacks or significant economic disruptions or downturn.

Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2025 first quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements regarding our future business plans and expectations, including the company's fiscal 2025 full-year guidance. The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; supply chain constraints and macroeconomic conditions, including inflationary pressures and higher interest rates; fluctuations in costs of materials and labor, including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; our ability to meet our aspirations relating to environmental, social and governance (ESG) opportunities, improvements and efficiencies; the cost, results and ongoing assessment of internal controls for financial reporting; the effect of new accounting pronouncements; risks associated with cybersecurity threats, including disruptions caused by the inaccessibility of computer systems data and cybersecurity management, the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including global health pandemics; the amount and timing of repurchases of our common stock, if any; changes in global tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made, except otherwise as required by law. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2024 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President & Chief Financial Officer - 513-972-2079
Jared S. Mattingley, Vice President, Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	August 31, 2024	August 31, 2023	% Change
Revenue:
Uniform rental and facility services	$1,933,839	$1,826,825	5.9%
Other	567,748	515,505	10.1%
Total revenue	2,501,587	2,342,330	6.8%

Costs and expenses:
Cost of uniform rental and facility services	981,163	947,583	3.5%
Cost of other	268,293	253,176	6.0%
Selling and administrative expenses	691,100	641,015	7.8%

Operating income	561,031	500,556	12.1%

Interest income	(1,250)	(422)	196.2%
Interest expense	25,619	24,544	4.4%

Income before income taxes	536,662	476,434	12.6%
Income taxes	84,629	91,349	(7.4)%
Net income	$452,033	$385,085	17.4%

Basic earnings per share	$1.12	$0.94	19.1%

Diluted earnings per share	$1.10	$0.93	18.3%

Basic weighted average common shares outstanding	403,382	407,580
Diluted weighted average common shares outstanding	410,496	414,289

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended
	August 31, 2024	August 31, 2023

Uniform rental and facility services gross margin	49.3%	48.1%
Other gross margin	52.7%	50.9%
Total gross margin	50.1%	48.7%
Net income margin	18.1%	16.4%

Reconciliation of Non-GAAP Financial Measures

The press release contains non-GAAP financial measures within the meaning of the rules promulgated by the U.S. Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides these additional non-GAAP financial measures of free cash flow and organic revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables below.

Computation of Free Cash Flow

	Three Months Ended
(In thousands)	August 31, 2024	August 31, 2023

Net cash provided by operations	$466,732	$336,945
Capital expenditures	(92,921)	(106,697)
Free cash flow	$373,811	$230,248

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Organic Revenue Growth

	Three Months Ended
	August 31, 2024	August 31, 2023	Growth %
	A	B	G
Revenue	$2,501,587	$2,342,330	6.8%
			G=(A-B)/B
	C	D
Workdays in the period	65	66

	E	F	H
Workday adjusted revenue	$2,540,073	$2,342,330	8.4%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F

Acquisition and foreign currency exchange impact, net			(0.4)%

Organic revenue growth			8.0%

Management believes that organic revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days and excludes the impact from acquisitions and foreign currency exchange rate fluctuations.

SUPPLEMENTAL SEGMENT DATA

(In thousands)	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Total
For the three months ended August 31, 2024
Revenue	$1,933,839	$292,567	$275,181	$2,501,587
Gross margin	$952,676	$168,803	$130,652	$1,252,131
Selling and administrative expenses	$506,238	$97,515	$87,347	$691,100
Operating income	$446,438	$71,288	$43,305	$561,031

For the three months ended August 31, 2023
Revenue	$1,826,825	$260,693	$254,812	$2,342,330
Gross margin	$879,242	$145,776	$116,553	$1,141,571
Selling and administrative expenses	$472,713	$86,196	$82,106	$641,015
Operating income	$406,529	$59,580	$34,447	$500,556

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	August 31, 2024	May 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$101,373	$342,015
Accounts receivable, net	1,293,791	1,244,182
Inventories, net	399,078	410,201
Uniforms and other rental items in service	1,061,065	1,040,144
Prepaid expenses and other current assets	188,085	148,665
Total current assets	3,043,392	3,185,207

Property and equipment, net	1,554,640	1,534,168

Investments	325,651	302,212
Goodwill	3,223,528	3,212,424
Service contracts, net	311,199	321,902
Operating lease right-of-use assets, net	190,965	187,953
Other assets, net	419,332	424,951
	$9,068,707	$9,168,817

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$395,931	$339,166
Accrued compensation and related liabilities	125,004	214,130
Accrued liabilities	717,093	761,283
Income taxes, current	84,622	18,618
Operating lease liabilities, current	46,537	45,727
Debt due within one year	615,702	449,595
Total current liabilities	1,984,889	1,828,519

Long-term liabilities:
Debt due after one year	2,026,448	2,025,934
Deferred income taxes	474,461	475,512
Operating lease liabilities	149,345	146,824
Accrued liabilities	412,141	375,656
Total long-term liabilities	3,062,395	3,023,926

Shareholders’ equity:
Preferred stock, no par value: 400,000 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 1,700,000,000 shares authorized FY 2025: 775,230,624 issued and 403,258,456 outstanding FY 2024: 773,097,184 issued and 405,007,976 outstanding	2,415,723	2,305,301
Retained earnings	10,912,033	10,617,955
Treasury stock: FY 2025: 371,972,168 shares FY 2024: 368,089,208 shares	(9,389,711)	(8,698,085)
Accumulated other comprehensive income	83,378	91,201
Total shareholders’ equity	4,021,423	4,316,372
	$9,068,707	$9,168,817

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	August 31, 2024	August 31, 2023
Cash flows from operating activities:
Net income	$452,033	$385,085

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	73,838	67,613
Amortization of intangible assets and capitalized contract costs	41,366	39,199
Stock-based compensation	33,367	30,242
Deferred income taxes	1,887	(1,367)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(49,129)	(43,892)
Inventories, net	11,318	8,541
Uniforms and other rental items in service	(20,144)	(7,414)
Prepaid expenses and other current assets and capitalized contract costs	(68,719)	(66,791)
Accounts payable	56,698	12,443
Accrued compensation and related liabilities	(86,965)	(124,408)
Accrued liabilities and other	(44,268)	(48,952)
Income taxes, current	65,450	86,646
Net cash provided by operating activities	466,732	336,945

Cash flows from investing activities:
Capital expenditures	(92,921)	(106,697)
Purchases of investments	(7,124)	(6,525)
Acquisitions of businesses, net of cash acquired	(9,436)	(55,651)
Other, net	(4,851)	(963)
Net cash used in investing activities	(114,332)	(169,836)

Cash flows from financing activities:
Issuance of commercial paper, net	166,000	—
Repayment of debt	—	(10,000)
Proceeds from exercise of stock-based compensation awards	231	479
Dividends paid	(138,237)	(117,565)
Repurchase of common stock	(614,802)	(73,276)
Other, net	(5,984)	(2,013)
Net cash used in financing activities	(592,792)	(202,375)

Effect of exchange rate changes on cash and cash equivalents	(250)	(757)

Net decrease in cash and cash equivalents	(240,642)	(36,023)
Cash and cash equivalents at beginning of period	342,015	124,149
Cash and cash equivalents at end of period	$101,373	$88,126